Exhibit 10.9

Letter of Undertaking Regarding the Restraint Measures for Failure to Fulfill the Undertakings

Whereas Xinjiang Daqo New Energy Co., Ltd (hereinafter referred to as the “Issuer”) intends to apply for an initial public offering and listing of its shares on the Shanghai Stock Exchange’s STAR Market (hereinafter referred to as the “IPO”), Daqo New Energy Corp. (hereinafter referred to as the “Company”), as the controlling shareholder of the Issuer, guarantees that it will strictly fulfill the public undertakings disclosed in the Issuer’s prospectus, and if it fails to fulfill the undertakings, it will take the following actions:

(1) The Company will publicly explain the specific reasons for its failure to fulfill its undertakings in the newspapers designated by the Shanghai Stock Exchange and the China Securities Regulatory Commission, and apologize to the Issuer’s other shareholders and public investors.

(2) If the Company violates or fails to fulfill the public commitments disclosed in the Issuer’s prospectus, the Company will bear the corresponding liability in accordance with the provisions of relevant laws and regulations and the requirements of the regulatory authorities.

(3) If the investors suffer losses in securities transactions due to the Company’s breach or failure to perform any related undertakings, the Company will compensate them for the losses in accordance with the law. Investor losses shall be determined based on the amount determined by the Issuer and investors through negotiation, or based on the method or amount recognized by the securities regulatory authority and the relevant court. The Company will voluntarily apply for freezing the shares it holds in the Issuer in a market value corresponding to the compensation amount, so as to ensure the Company’s ability to compensate the investors for their losses in accordance with laws and regulations and the requirements of the regulatory authorities. If the Company fails to perform the aforementioned compensation obligation, the Issuer’s pre-IPO shares held by the Company shall not be transferred before the Company has performed the aforementioned compensation obligation, and during this period, the Issuer shall have the right to deduct cash dividends distributed to the Company to fulfill the aforementioned compensation.

This letter of undertaking takes effect upon being signed by the Company.

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DAQO NEW ENERGY CORP.

By:	/s/ Longgen Zhang
Name:	Longgen Zhang
Title:	Director and Chief Executive Officer
Date:	September 8, 2020